UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 28, 2009

PARKS! AMERICA, INC.

(Exact name of registrant as specified in charter)

Nevada	333-127199	91-0626756
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

1300 Oak Grove Road, Pine Mountain, GA 31822

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (626) 335-4680

Copies to:

Richard A. Friedman, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

Effective March 28, 2009, Larry L. Eastland resigned as Chairman and Chief Executive Officer to the Board of Directors of Parks! America, Inc. (the “Company”). There was no disagreement between Mr. Eastland and the Company which led to his resignation.  In connection with his resignation, the Company entered into a mutual release with Mr. Eastland and also agreed to a severance package under which Mr. Eastland shall continue to receive his base salary for a period of six months.

Effective March 28, 2009, Jane Klosterman resigned as a member of the Board of Directors of the Company. There was no disagreement or dispute between Ms. Klosterman and the Company which led to her resignation.

Effective March 28, 2009, Richard W. Jackson resigned as a member of the Board of Directors and as the Company’s Chief Financial Officer.  There was no disagreement or dispute between Mr. Jackson and the Company which led to his resignation. In connection with his resignation, the Company entered into a mutual release with Mr. Jackson and also agreed to a severance package under which Mr. Jackson shall continue to receive his base salary for a period of six months.

On March 28, 2009, the Board of Directors of the Company appointed Tristan R. Pico to serve as the Company’s Chief Executive Officer. Mr. Pico has served as a member of the Company’s Board of Directors since March 2006 and as Secretary since October 2006.

On March 28, 2009, the Board of Directors of the Company appointed Dale Van Voorhis to serve as the Company’s Chief Operating Officer.  Mr. Van Voorhis was appointed to the Company’s Board of Directors on March 13, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKS! AMERICA, INC.

Date: April 1, 2009

By: /s/ Tristan R. Pico

Name: Tristan R. Pico

Title: Chief Executive Officer

3